              As filed with the Securities and Exchange Commission
                                 on April 11, 1997

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                         LUTHER MEDICAL PRODUCTS, INC.
            (Exact name of registrant as specified in its charter)

       California                                       33-0468235
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

14332 Chambers Road, Tustin, California                   92780
(Address of Principal Executive Offices)                (zip code)

                                1997 Stock Plan
                           (Full Title of the Plan)

                                  David Rollo
                         LUTHER MEDICAL PRODUCTS, INC.
                              14332 Chambers Road
                           Tustin, California 92780
                    (Name and address of agent for service)

                                (714) 544-3002
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Randolf W. Katz
                                 ARTER & HADDEN
                            5 Park Plaza, Suite 1000
                            Irvine, California 92614
                                 (714) 252-7500
                       ----------------------------------

--------------------------------------------------------------------------------

                             CALCULATION OF REGISTRATION FEE
================================================================================
                              Proposed       Proposed
  Title of                     maximum        maximum
 securities      Amount       offering       aggregate        Amount of
   to be         to be        price per      offering       registration
 registered    registered      unit(1)       price(1)           fee
--------------------------------------------------------------------------------
Common Stock    850,000        $3.750        $3,187,500        $965.91
================================================================================

(1) Estimated solely for purposes of computing registration fee, based upon the average of the closing bid and ask prices on April 7, 1997, pursuant to Rule 457(c).

                         LUTHER MEDICAL PRODUCTS, INC.
             CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-8

          FORM S-8 ITEM                    PROSPECTUS CAPTIONS
------------------------------     --------------------------------------------
1. Plan Information                1997 Stock Plan; Administration of the Plan;
                                   Federal Income Tax Consequences under the
                                   Plan; Use of Proceeds; Restrictions on
                                   Resale of Common Stock; and Annual Report
                                   to Shareholders

2. Registrant Information          Outside Front Cover Page of Prospectus
   and 1997 Stock Plan
   Annual Information


PROSPECTUS


                         LUTHER MEDICAL PRODUCTS, INC.

                                  COMMON STOCK
                                 850,000 Shares
                             No Par Value Per Share
                                 -------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                     THE SECURITIES AND EXCHANGE COMMISSION
                NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
                        OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

                                1997 STOCK PLAN

                                 --------------

     Luther Medical Products, Inc., a California corporation (the "Company"), is offering 850,000 shares (the "Shares") of its Common Stock, no par value per share, (the "Common Stock") to employees, non-employee advisors, consultants, and directors of the Company and its subsidiaries who have been or may be granted options pursuant to the Company's 1997 Stock Plan (the "Plan"). The offer is made at the prices and on the terms and conditions contained in the stock options granted or to be granted pursuant to the Plan.

     The Shares covered by this Prospectus are traded on the Nasdaq SmallCap Market under the NASDAQ symbol "LUTH." Participants, defined hereinafter, (who are not "affiliates" of the Company) who exercise options to purchase Shares under the Plan may sell such Shares from time to time in such market.

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference into the Prospectus from Item 3 of Part II of the registration statement. Such requests should be directed to Luther Medical Products, Inc., 14332 Chambers Road, Tustin, California 92780,
Attention:  Secretary; (714) 544-3002.

                                 -------------

                 The date of this Prospectus is April 11, 1997.

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                                  ------------

                               TABLE OF CONTENTS

                                                    Page
                                                    ----

1997 Stock Plan
     General                                          3
     Certain Provisions of the 1997 Stock Plan        4
Administration of the Plan                           11
Federal Income Tax Consequences under the Plan       12
Use of Proceeds                                      16
Restrictions on Resale of Common Stock               16
Annual Report to Shareholders                        16


     This Prospectus relates to shares of Common Stock issued or issuable pursuant to the Plan of Luther Medical Products, Inc., a California corporation, having its principal office at 14332 Chambers Road, Tustin, California 92780; telephone (714) 544-3002.

     This Prospectus is not available for resale of the securities described herein by persons who are "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Such resales may be made pursuant to Rule 144 under the Securities Act. In addition, the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be a consideration in resale decisions by persons who are subject to such Section in respect of the securities described herein.

                                1997 STOCK PLAN

General
-------

     In October of 1996, the Board of Directors (the "Board") of the Company adopted the 1997 Stock Plan which was approved by the shareholders in January of 1997. Awards under the Plan may be granted for an aggregate of 850,000 shares of Common Stock to the employees, non-employee advisors, consultants, and directors of the Company and its subsidiaries in the best interests of the Company (individually, an "Award"; collectively, the "Awards").

     Awards may be granted in the form of (a) incentive stock options to acquire Common Stock, as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) non qualified stock options to acquire Common Stock, and (c) Common Stock that is restricted and must be purchased by the employee or director (the "Restricted Common Stock"). Incentive and non-qualified stock options shall hereinafter be referred to individually as an "Option" and collectively as "Options" in the Plan. Where the context requires, nonqualified stock options may hereinafter be referred to as "Warrants."

     Incentive stock options granted under the Plan must be exercised at a price per share not less than "fair market value," as that term is defined in the Plan. Non-qualified stock options granted under the Plan must be exercised at a price per share not less than eighty-five percent (85%) nor more than one hundred percent (100%) of the fair market value. Restricted Common Stock purchased by a Participant, defined hereinafter, under the Plan shall be purchased for not less than one cent ($.01) per share.

     The Plan limits grants of Options so that no Participant shall be granted a single Option to purchase more than 100,000 Shares. Moreover, the Plan limits the exercise by a Participant of incentive stock options in any calendar year to $100,000 market value. The Plan shall expire in January of 2007 and the term of any Option shall not exceed ten years.

     At March 15, 1997, no Options had been granted and no Shares had been purchased under the Plan.

     The Plan is designed to advance the interests of the Company and its shareholders by offering to those employees, non-employee advisors, consultants, and directors of the Company and its subsidiaries who will be responsible for the long-term growth of the Company's earnings the opportunity to acquire or increase their equity interests in the Company, thereby achieving a greater commonality of interest between shareholders, employees and directors, enhancing the Company's ability to retain and attract both highly qualified employees and directors and providing an additional incentive to such employees to achieve the Company's long-term business plans and objectives.

     In the opinion of the Company, the Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Code.


Certain Provisions of the 1997 Stock Plan
-----------------------------------------

     The following statements include summaries of certain provisions of the Plan. These statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, copies of which are available for examination at the principal office of the Company and at the office of the Securities and Exchange Commission, 450 5th Street, Washington, D.C. 20540.

     Administration.  The Plan shall be administered by the Board or by a
     --------------
committee (the "Committee") of the Board authorized by the Board. The Committee shall consist of no less than three directors of the Company who shall be appointed, from time to time, by the Board. Subject to the provisions of the Plan, the Board, or the Committee, to the extent the Board has delegated such authority to the Committee, shall have full and final authority to (i) interpret the Plan; (ii) determine who will receive Awards, as well as all aspects of an Award, including its form; (iii) adopt, amend, and rescind general and special rules and regulations for the Plan's administration; and (iv) make all other determinations necessary or advisable for the administration of the Plan.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith. The members of the Board and the Committee shall be indemnified by the Company for any acts or omissions in connection with the Plan to the full extent permitted by California and Federal laws.


     Participation.  Participation in the Plan shall be determined by the Board
     -------------
and shall be limited to employees, non-employee advisors, consultants, and directors of the Company and its subsidiaries ("Participants").


     Terms and Conditions.  All Awards granted under the Plan will be evidenced
     --------------------
by a stock option agreement or restricted stock purchase agreement between the Company and the Participant. Provisions under such agreements need not be identical and may include any term or condition not inconsistent with the Plan. All such agreements will, however, be subject to the following terms and conditions:

     (a)  Exercise Price.
          --------------

          (1) Non-Qualified Stock Options.  The price per share at which each
              ---------------------------
     non-qualified stock option granted under the

     Plan may be exercised shall not, as to any particular Warrant, be less than eighty-five percent (85%) nor more than one hundred percent (100%) of the "fair market value," as that term is defined in the Plan, of one share of Common Stock at the time such non-qualified stock option is granted.

          (2) Incentive Stock Options.  The exercise price for any share of
              -----------------------
     Common Stock underlying any Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code shall be not less than one hundred percent (100%) of the fair market value of one share of Common Stock at the time such Option is granted. In the case of a Participant who owns shares representing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of its parent or its subsidiaries (as determined under Section 424(d) of the Code) at the time the incentive stock option is granted, such exercise price shall not be less than one hundred ten percent (110%) of the fair market value of one share of Common Stock at the time such Option is granted.

          (3) Restricted Common Stock.  The price at which Restricted Common
              -----------------------
     Stock may be purchased by a Participant under the Plan shall be determined by the Board and shall not be less than one cent ($.01) per share ("Initial Price Per Share").

     (b)  Term.
          ----

          (1) Options.  An Option granted under the Plan shall terminate, and
              -------
     the right of the Participant (or the Participant's estate, personal representative, or beneficiary) to exercise the Option shall expire, on the date determined by the Board at the time the Option is granted (the "Termination Date"). No incentive stock option shall be exercisable more than ten (10) years after the date on which it was granted, and no Warrant shall be exercisable more than ten (10) years and one (1) day after the date on which it was granted. In the case of a Participant who owns shares representing more than ten percent (10%) of the total combined voting power of all classes of the Company's capital stock, no incentive stock option shall be exercisable more than five (5) years after the date on which it is granted.

          (2) Restricted Common Stock.  At the time Restricted Common Stock is
              -----------------------
     first made available to the Participant for purchase (the "Restricted Common Stock Grant"), the Board shall establish a period of time (the "Restricted Period") applicable to the Restricted Common Stock, which shall not be more than ten (10) years from the date of such grant. The Board may in its sole discretion, at the time the Restricted Common Stock Grant is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions with respect to all or any portion of the Restricted Common Stock. The Board may also, in its sole discretion, at any time shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the shares of Restricted Common Stock.

     (c) Exercise of Options; Purchase of Restricted Common Stock.
         --------------------------------------------------------

         (1) Options.  Each Option granted under the Plan shall be deemed
             -------
     exercised to the extent that the Participant shall deliver to the Company written notice of the number of full shares of Common Stock underlying the whole or that portion of the Option then being exercised. The Participant shall at the same time tender to the Company payment in full for such shares.

         Subject to California law, no person, estate, or other entity shall have any of the rights of a shareholder with reference to Shares subject to an Option until a certificate representing the shares of Common Stock has been delivered.

         An Option granted under the Plan may be exercised for any lesser number of whole Shares than the full amount for which it could then be exercised; provided, however, that the Board may require, in the agreement evidencing an Option, any partial exercise to be with respect to a specified minimum number of shares of Common Stock. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan for the remaining shares of Common Stock underlying the Option.

         (2) Restricted Common Stock.  At the time the Participant purchases
             -----------------------
     Restricted Common Stock, the Participant must tender the purchase price for such Restricted Common Stock and must also execute, retroactive to the date of the Restricted Common Stock Grant, an agreement reflecting the number of shares the Participant is purchasing and the conditions imposed upon the purchase of such shares as determined by the Board. Such agreement must be executed within thirty (30) days of the Restricted Common Stock Grant, unless further extended by the Board.

     (d) Payment.  The Board, in its sole discretion, may accept cash,
         -------
previously issued shares of Common Stock, or a combination thereof as payment for an Option's exercise price or the purchase price of Restricted Common Stock. The value of shares of Common Stock delivered for payment of the exercise or purchase price shall be the fair market value of the Common Stock, as provided for in the Plan.

     The Company may make loans to any Participant or its respective lawful successor as the Board, in its discretion, may determine in connection with the exercise of Options granted under the Plan. The Board shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in Section 424(h)(3) of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board shall determine at the time the loan is made as are not inconsistent with the Plan. Such loans shall bear interest at such rates as the Board shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares of Common Stock underlying the Option, or portion thereof, exercised by the Participant. No loan shall have an initial term exceeding one (1) year, but any such loan may be renewable at the discretion of the Board. At the time a loan is made, Common Stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the Holder to the Company as security for payment of the unpaid balance of the loan.

     The Board may elect, in lieu of accepting payment of the exercise price of an Option and delivering any or all shares of Common Stock as to which an Option has been exercised, to pay the Participant an amount in cash or shares of Common Stock, or a combination of cash and shares of Common Stock, equal to the amount by which the fair market value on the date of exercise of the Option exceeds the exercise price that would otherwise be payable by the Participant for such shares of Common Stock. Subject to any then-current agreements with any third parties, the Board may also permit a Participant simultaneously to exercise an Option and sell the shares of Common Stock acquired upon exercise, pursuant to a brokerage arrangement, approved in advance by the Board, and use the proceeds from such a sale as payment of the exercise price of such Option.

     (e) Vesting; Termination; and Rights.
         --------------------------------

          (1) Options.  An Option granted under the Plan shall be considered
              -------
     terminated in whole or in part, to the extent that, in accordance with the provisions of the Plan, it can no longer be exercised for the Common Stock originally subject to the Option.

          All Options granted hereunder shall be subject to a three-year vesting schedule: on the first anniversary date of the grant, 30% of the Options shall vest and, unless otherwise provided herein, be then exercisable; on the second anniversary date of the grant, an additional 30% of the Options shall vest and, unless otherwise provided herein, be then exercisable; and on the third anniversary date of the grant, an additional 40% of the Options shall vest and, unless otherwise provided herein, be then exercisable. In the event of changes in the outstanding Common Stock by reason of mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations, issuance, or exercise of warrants or rights and the like in which the Company is not the sole surviving successor to the assets or business of the Company immediately prior thereto, all unvested Options shall become immediately vested and then exercisable. In the event of any offer to shareholders of the Company generally relating to the acquisition of their shares of Common Stock, all unvested Options shall be deemed to have accelerated and become immediately vested and then exercisable; provided, however, that upon the conclusion of such offer, if any such changes in the outstanding Common Stock referenced in the immediately preceding sentence shall not have occurred, the deemed vesting of all such accelerated Options shall revert to the vesting schedule set forth in the first sentence of this section. Notwithstanding the above, the Board or the Committee, as relevant, may modify or waive any such vesting schedule.

          If the Participant's employment with the Company or a subsidiary is terminated for any reason, except cause, death, or disability, the Option may be exercised no later than ninety (90) days after the date of such termination. If the Participant's employment with the Company or a subsidiary is terminated for cause, the Option may be exercised no later than fifteen (15) days after the date of such termination, and if because of death or disability, the Option may be exercised no later than twelve
     (12) months after the date of such termination. In no event will the Option be exercisable later than the expiration date, and in every case the Option will only be exercisable to the extent that it would have been exercisable on the date of such termination by the Participant or, in the case of death or disability, the Participant's legal representative.

          Nothing in the Plan shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any parent, subsidiary, or affiliate of the Company, or limit in any way the right of the Company or any parent, subsidiary or affiliate of the Company to terminate the Participant's employment or other relationship at any time, with cause.

          (2) Restricted Common Stock.  The Participant shall have the rights
              -----------------------
     and privileges of a shareholder as to such shares of Restricted Common Stock, including the right to vote such shares, except that (i) the Participant shall not be entitled to delivery of a certificate representing such shares until the expiration or termination of the Restricted Period and the satisfaction of any other conditions pre scribed by the Board; (ii) none of the shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Board; and (iii) all of the Restricted Common Stock shall be forfeited and all rights of the Participant to such Restricted Common Stock shall terminate without further obligation on the part of the Company (except for the obligation of the Company to purchase the Restricted Common

     Stock from the Participant at the Initial Price Per Share) in the event the Participant has not remained in the continuous employment of the Company or a subsidiary or in continuous service as a non-employee advisor, consultant, or a director of the Company or a subsidiary until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board applicable to such Restricted Common Stock. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board or at such earlier time as provided for in Section 9(D) of the Plan, the restrictions applicable to the shares of Restricted Common Stock shall lapse and a certificate for the number of shares of Restricted Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be.

          At the discretion of the Board, cash and stock dividends may be either currently paid or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board. All rights to the shares of Restricted Common Stock shall be forfeited if the Participant terminates employment with the Company and its subsidiaries or ceases to serve on the Board for any reason except for death, permanent and total disability, or retirement prior to the expiration of the restrictions on such shares and such forfeited shares shall be purchased by the Company at the Initial Price Per Share within a reasonable time period established by the Board. If a Participant who has been in the continuous employ of the Company or a subsidiary since the date on which the Restricted Common Stock was granted dies, becomes permanently and totally disabled, or retires while in such employment and prior to the lapse of the restrictions on the Restricted Common Stock, all such restrictions shall lapse and cease to be effective as of the end of the month in which the Participant's employment terminates due to death, permanent and total disability, or retirement.

     (f)  Recapitalization.   In the event that the outstanding shares are
          ----------------
changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, or issuance or exercise of warrants or rights, the Board shall make an appropriate and equitable adjustment in the number and kind of Common Stock subject to outstanding Awards, or portions thereof then unexercised, and the number and kind of Common Stock subject to the Plan to the end that after such event the Common Stock subject to the Plan and the Participant's right to a proportionate interest in the Company shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Award shall be made without change in the total price applicable to the Award or the unexercised portion of any Award (except for any change in the total price resulting from rounding off quantities or prices of Common Stock) and with any necessary corresponding adjustment in exercise price. Any such adjustment made by the Board shall be final and binding upon all Participants, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. The Board, in its sole discretion, may at any time make or provide for such adjustments to the Plan or any Award granted thereunder as it shall deem appropriate to prevent the reduction or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations, issuance, or exercise of warrants or rights and the like in which the Company is not the sole surviving successor to the assets or business of the Company immediately prior thereto. In the event of any offer to shareholders of the Company generally relating to the acquisition of their shares of Common Stock, the Board may make such adjustments as it deems equitable in respect of outstanding Awards. Any such determination of the Board shall be conclusive.

     (g) Transferability.  No Award granted to a Participant under the Plan
         ---------------
shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code; provided that a transfer pursuant to a qualified domestic relations order shall not be permitted with respect to incentive stock options or in circumstances where such transfer would cause a lapse of restriction for purposes of Section 83 of the Code. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment, or similar process, any Award other than as permitted in the preceding sentence shall give no right to the purported transferee.

     (h) Unused Shares.  If an Option granted hereunder shall expire or
         -------------
terminate for any reason without having been fully exercised, if any shares of Common Stock to be issued pursuant to an Award are not issued for any reason, of if any shares of Restricted Common Stock granted under the Plan are forfeited to the Company, then the shares of Common Stock underlying the unexercised portion of such expired or terminated Option and by the unissued portion of such Award and the shares of forfeited Restricted Common Stock shall again become available for the purposes of the Plan. In addition, any shares of Common Stock that are used as full or partial payment by a Participant of the exercise price of an Option shall be available for Awards under the Plan as shall any shares of Common Stock that are withheld in payment of tax withholding obligations of a Participant (as provided in Section 9(E)).

     (i)  Amendment and Termination.    The Board may at any time suspend,
          -------------------------
amend, or terminate the Plan, and, without limiting the foregoing, the Board shall have the express authority to amend the Plan from time to time, with or without approval by the shareholders, in the manner and to the extent that the Board believes is necessary or appropriate in order to cause the Plan to conform to provisions of Rule 16b-3 under the Exchange Act and any other rules under
Section 16 of the Exchange Act, as any of such rules may be amended, supplemented, or superseded from time to time. Except for adjustments made in accordance with Section 9(A) of the Plan, the Board may not, without the consent of the grantee of the Award, alter or impair any Award previously granted under the Plan. No Award may be granted during any suspension of the Plan or after termination thereof.

     In addition to Board approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to Participants; (ii) increase the number of shares of Common Stock deliverable under the Plan (other than in accordance with the provisions of Section 9(A) of the Plan); or (iii) materially modify the requirements as to eligibility for participation in the Plan, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock represented and entitled to vote at a meeting held for the purpose of approving such amendment to the extent required by Rule 16b-3 of the Exchange Act.


                           ADMINISTRATION OF THE PLAN

     The following Directors presently administer the Plan.

         Name                     Address
       --------                 -----------
David Rollo              14332 Chambers Road
                         Tustin, California 92780

Mark S. Isaacs           14332 Chambers Road
                         Tustin, California 92780

Jack W. Payne            4515 South Meadow Drive
                         Boulder, Colorado 80301

D. Ross Hamilton         9440 Gregory Road
                         Easton, Maryland 21601

William R. Dahlman       1150 S. Olive Street, Suite 2300
                         Los Angeles, California 90015

Barry W. Hall            c/o EarthLink Network, Inc.
                         3100 New York Drive
                         Pasadena, California 91107

     Mr. Rollo is the Chairman of the Board, Chief Executive Officer, President, and Chief Financial Officer and, as of March

15, 1997, the beneficial owner of 153,175 shares of Common Stock representing approximately 4.30% of the issued and outstanding capital stock of the Company. Mr. Isaacs is a director of the Company and, as of March 15, 1997, the beneficial owner of 100,211 shares of Common Stock representing approximately 2.81% of the issued and outstanding capital stock of the Company. Mr. Payne is a director of the Company and, as of March 15, 1997, the beneficial owner of 61,500 shares of Common Stock representing approximately 1.72% of the issued and outstanding capital stock of the Company. Mr. Hamilton is a director of the Company and, as of March 15, 1997, is the beneficial owner of 99,856 shares of Common Stock representing approximately 2.80% of the issued and outstanding capital stock of the Company. Messrs. Dahlman and Hall are directors of the Company and, as of March 15, 1997, each is the beneficial owner of 6,000 shares of Common Stock representing less than 1.00% of the issued and outstanding capital stock of the Company. By virtue of their respective positions with the Company, Messrs. Rollo, Isaacs, Payne, Hamilton, Dahlman, and Hall may also be deemed to be "parents" of the Company, as that term is defined under the Securities Act. The immediately preceding statements assume the exercise of warrants to purchase 368,000 shares of Common Stock by directors of the Company.


                 FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN

Non-Qualified Stock Options
---------------------------

     A Participant who receives a non-qualified stock option does not recognize taxable income on the date of grant of the option, but generally recognizes ordinary income upon the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. However, if the Participant is subject to restrictions on the resale of the Common Stock under Section 16 of the Exchange Act, the Participant generally recognizes ordinary income on the date the six-month restriction lapses in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of lapse. Within 30 days of the date of exercise of the option with respect to which the recognition of ordinary income is delayed due to the foregoing restrictions, a Participant may elect to recognize ordinary income as of the date of exercise in an amount equal to the difference between the exercise price and the fair market value of the Common Stock as of the date of exercise.

     The Participant's basis in the shares of Common Stock received upon exercise of the option depends on the method of payment of the exercise price. If the Participant pays the exercise price solely in cash, the basis of such underlying shares is equal to the fair market value of the Common Stock on the date the Participant recognizes ordinary income. Upon a subsequent disposition of those shares, the Participant will recognize capital gain or loss based on the difference between the sales price and the Participant's basis in such shares. Gain or loss will be short-term or long-term depending on how long such shares have been held by the Participant. The holding period commences as of the date the Participant recognizes ordinary income.

     If the Participant pays the exercise price, in full or in part, with shares of previously-acquired Common Stock, no gain or loss generally is recognized with respect to the disposition of the previously-acquired shares. The shares received upon exercise of the option are divided into two components for basis and holding period purposes. First, shares of Common Stock received by the Participant equal in number to the previously-acquired shares have the same basis and holding period as such previously-acquired shares. Second, the remaining shares have a basis equal to the fair market value of those shares as of the date the Participant recognizes ordinary income. The holding period for the second component of shares commences as of the date the Participant recognizes ordinary income.

     The Company or the subsidiary for whom the Participant performs services generally is entitled to a deduction (for its taxable year that includes the taxable year of the Participant in which he recognized ordinary income) in an amount equal to the amount of ordinary income recognized by the Participant with respect to the option.


Incentive Stock Options
-----------------------

     A Participant who receives an Incentive Stock Option ("ISO") does not recognize taxable income either on the date of grant of the ISO or on the date of exercise. However, the difference between the exercise price and the fair market value of the shares on the date of exercise may adversely affect the computation of the Participant's alternative minimum tax under the Code.

     The basis and holding period of the Participant in the shares of Common Stock received upon exercise of an ISO depend on the method of payment of the exercise price. If the Participant pays the exercise price solely in cash, the basis of such shares is equal to the exercise price. Upon a subsequent disposition of those shares, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Participant's basis, provided the Participant has not disposed of the Common Stock within two years from the date of grant of the ISO and within one year from the date of exercise. If there is a disposition of those shares without satisfying these holding-period requirements ("Disqualifying Disposition"), the Participant recognizes ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the Participant's basis, or (ii) the excess of the sales price over the Participant's basis. Any remaining gain or loss is treated as short-term or long-term capital gain or loss depending on how long the shares have been held by the Participant. The holding period commences on the date the ISO is exercised.

     If the Participant pays the exercise price of an ISO, in full or in part, with shares of previously-acquired Common Stock, no gain or loss generally is recognized upon the disposition of the previously-acquired shares. However, if the previously-acquired shares were received upon the exercise of an ISO, the exchange of those shares will be considered to be a disposition for purposes of determining whether there has been a Disqualifying Disposition of those shares.

     The shares received upon exercise of an ISO, in full or in part, with previously-acquired shares (for which a Disqualifying Disposition does not occur) are divided into two components for basis and holding period purposes. First, shares of Common Stock received by the Participant equal in number to the previously-acquired shares have the same basis and holding period as such previously-acquired shares. Second, the remaining shares have a basis equal to the cash, if any, paid as part of the exercise price. The holding period for the second component of shares commences on the date the ISO is exercised.

     An important restriction applicable to an ISO is that the Participant must have been an employee for the entire period from and after the date of grant of the ISO, and must exercise the ISO while he is an employee, within three months of termination or retirement, or within 12 months after termination of employment due to permanent and total disability. If the Participant exercises an ISO after these time restrictions, the tax consequences to the Participant generally will be the same as the tax consequences of a non-qualified option. If the Participant dies within three months after termination of employment due to permanent and total disability and without exercising the ISO, the Participant's legal representative will be subject to the time restrictions provide by the ISO within which to exercise the ISO and to obtain ISO tax treatment.

     Unlike the tax consequences with respect to a non-qualified option, neither the Company nor any subsidiary is entitled to a deduction either upon the exercise of an ISO or the disposition of Common Stock acquired pursuant to such exercise, except to the extent that ordinary income is recognized by the Participant upon a Disqualifying Disposition.


Restricted Common Stock
-----------------------

     A Participant who receives Restricted Common Stock generally recognizes ordinary income on the date of purchase in an amount equal to the difference between the purchase price and the fair market value of the Common Stock on the date of purchase. Recognition of income generally is delayed under two circumstances. First, if a Participant is subject to restrictions on the resale of the Common Stock under Section 16 of the Exchange Act, the Participant recognizes ordinary income on the date the six-month restriction lapses in an amount equal to the difference between the purchase price and the fair market value of the Common

Stock on the date of lapse. Second, if restrictions imposed upon the issuance of Restricted Common Stock cause it to be considered, for tax purposes, to be non-transferable and to be subject to a substantial risk of forfeiture, the Participant generally will recognize ordinary income on the date such shares become transferable or are no longer subject to a substantial risk of forfeiture. The amount of ordinary income will be equal to the difference between the purchase price and the fair market value of the shares when the restrictions lapse.

     Within 30 days of the date of purchase of Restricted Common Stock with respect to which the recognition of ordinary income is delayed under the foregoing rules, a Participant may elect to recognize ordinary income as of the date of purchase in an amount equal to the difference between the purchase price and the fair market value of the Common Stock as of the date of purchase.

     The Participant's basis in the shares of Restricted Common Stock received upon purchase depends on the method of payment of the purchase price. If the Participant pays the purchase price solely in cash, the basis of such shares upon purchase is equal to the purchase price, and the basis is increased to an amount equal to the fair market value of the Common Stock on the date the Participant recognizes ordinary income. Upon a subsequent disposition of those shares, the Participant will recognize capital gain or loss based on the difference between the sales price and the Participant's basis. Gain or loss will be short-term or long-term depending on how long such shares have been held by the Participant. The holding period commences as of the date the Participant recognizes ordinary income.

     If the Participant pays the purchase price, in full or in part, with shares of previously-acquired Common Stock, no gain or loss generally is recognized with respect to the disposition of the previously-acquired shares. The shares received are divided into two components for basis and holding period purposes. First, shares of Restricted Common Stock received by the Participant equal in number to the previously-acquired shares will have the same basis and holding period as such previously-acquired shares. Second, the remaining shares have a basis upon purchase equal to the cash, if any, paid as part of the purchase price, and the basis is increased as of the date of income recognition by the Participant by an amount equal to the ordinary income. The holding period for the second component of shares commences as of the date the Participant recognizes ordinary income.

     The tax consequences with respect to any forfeiture of Restricted Common Stock are subject to special rules.

     The Company or the subsidiary for which the Participant performs services generally is entitled to a deduction (for its taxable year that includes the taxable year of the Participant in which he recognized ordinary income) in an amount equal to the amount of ordinary income recognized by the Participant with respect to the Restricted Common Stock.

                                USE OF PROCEEDS

The proceeds received by the Company from the sale of Shares under the Plan will be added to the general funds of the Company to be used for general working capital purposes.


                     RESTRICTIONS ON RESALE OF COMMON STOCK

Every officer, director, and 10% shareholder of the Company is subject to the reporting and "short swing" profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of Shares received under the Plans. In addition, Shares received by a person deemed an "affiliate" of the Company under the Exchange Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act. Rule 405 under the Securities Act defines an "affiliate" as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company. The foregoing is not intended to be a complete statement of applicable law and participants in the Plans should rely on their own legal counsel.


                         ANNUAL REPORT TO SHAREHOLDERS

     The Company will furnish without charge to any employee so requesting a copy of the Company's most recent Annual Report to Shareholders.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents By Reference.

     The following documents are hereby incorporated by reference into this
Prospectus:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996;

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996;

     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996; and

     4.   The Company's Proxy Statement filed on December 16, 1996.


     All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto, which either indicate that all of the Shares covered by this Prospectus have been sold or which deregisters the Shares covered by this Prospectus then remaining unsold, are deemed to be incorporated by reference into this Prospectus and are a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

     The Company is authorized to issue 25,000,000 shares of Common Stock, no par value per share, of which 3,192,786 shares were issued and outstanding at March 15, 1997, and 10,000,000 shares of preferred stock, no par value per share, (the "Preferred Stock") of which none was issued and outstanding at March 15, 1997.

Common Stock
------------

     The record holders of validly issued and outstanding shares of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders. Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholder's meeting at which directors are to be elected. In order to cumulate votes, a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. Cumulative voting permits the holder of each share of Common Stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates in any manner that the holder chooses. Thus, under cumulative voting a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors.

     The holders of Common Stock are entitled to such dividends, if any, as may be declared by the Board in its discretion out of funds legally available for that purpose, and to participate pro rata in any distribution of the Company's
                                 --- ----
assets upon liquidation. In the event of liquidation of the Company, all assets available for distribution are distributable among the holders of the Common Stock according to their respective holdings.

     The holders of Common Stock do not have any preemptive or conversion rights, nor are there any redemption rights with respect to the Common Stock. The outstanding shares of Common Stock are, and the Shares being offered hereby, when issued and paid for, and in the case of Restricted Common Stock, upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, will be, validly issued, fully paid, and non-assessable and not subject to further call or assessment by the Company.

Preferred Stock
---------------

     The Company's Articles of Incorporation authorize a class of Preferred Stock. The Board has the authority to issue Preferred Stock from time to time in series and to fix the designations, powers (including voting powers, if any), preferences, and relative participating, options, conversion, and other special rights, and the qualifications, limitations, and restrictions of each series.

     The flexibility to issue Preferred Stock in one or more series can enhance the Board's bargaining capability on behalf of the Company's shareholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of shares in that the rights, privileges, and preferences of one or more series of Preferred Stock, which Preferred Stock could be privately placed, could involve provisions as to voting, redemption, conversion, or other rights which may defer such action. Accordingly, shareholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider because the Company has a class of Preferred Stock authorized. The Company currently does not have any plans or commitments that would involve the issuance of shares of its Preferred Stock.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Article V of the Articles of Incorporation of the Registrant provides as follows:

                                   * * * * *

     "6.  Elimination of Certain Liability of Directors.  The liability of
          ---------------------------------------------
     Directors of the Corporation to the Corporation or its shareholders for monetary damages shall be eliminated to the fullest extent permissible under California law."

                                   * * * * *

     Insofar as indemnification for liabilities arising under federal securities laws may be permitted to directors or officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such laws and is, therefore, unenforceable. Under certain circumstances, the Company might be required to submit to a court the question of whether such indemnification is permissible before it could indemnify directors for such liabilities.


Item 7.  Exemption from Registration Claimed.

     No underwriters were involved in the issuances of the above-referenced securities. None of the securities described above was registered under the Securities Act in reliance upon the exemption in Section 4(2) of the Securities Act for transactions not involving a public offering.


Item 8.  Exhibits.

      4.1  Registrant's 1997 Stock Plan.

      4.2 Form of Common Stock Purchase Options under the Registrant's 1997 Stock Plan.

      5.1  Opinion of Arter & Hadden re legality of securities.

     23.1  Consent of Arter & Hadden (Included in Exhibit 5.1).

     23.2  Consent of Corbin & Wertz.

 Item 9.  Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on April 7, 1997.

                              LUTHER MEDICAL PRODUCTS, INC.


                              By:   /s/ DAVID ROLLO
                                    -----------------------
                                    David Rollo, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                 Title                   Date
          ---------                 -----                   ----

/s/ DAVID ROLLO            Chairman of the Board, Chief     April 7, 1997
-----------------------    Executive Officer, President,
David Rollo                and Chief Financial Officer


/s/ MARK S. ISSACS         Director                         April 7, 1997
-----------------------
Mark S. Issacs


/s/ JACK W. PAYNE          Director                         April 7, 1997
-----------------------
Jack W. Payne


/s/ D. ROSS HAMILTON       Director                         April 7, 1997
-----------------------
D. Ross Hamilton


/s/ WILLIAM R. DAHLMAN     Director                         April 7, 1997
-----------------------
William R. Dahlman


/s/ BARRY W. HALL          Director                         April 7, 1997
-----------------------
Barry W. Hall


                               POWER OF ATTORNEY
                 TO SIGN REGISTRATION STATEMENT AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints David Rollo, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities indicated below, to sign this Registration Statement and any or all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and applicable state securities administrators, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney for authorized signatures to this Registration Statement and amendments thereto has been signed below by the following persons in the capacities and on the dates indicated:

          Signature                 Title                   Date
          ---------                 -----                   ----

/s/ MARK S. ISSACS         Director                         April 7, 1997
-----------------------
Mark S. Issacs


/s/ JACK W. PAYNE          Director                         April 7, 1997
-----------------------
Jack W. Payne


/s/ D. ROSS HAMILTON       Director                         April 7, 1997
-----------------------
D. Ross Hamilton


/s/ WILLIAM R. DAHLMAN     Director                         April 7, 1997
-----------------------
William R. Dahlman


/s/ BARRY W. HALL          Director                         April 7, 1997
-----------------------
Barry W. Hall


                                 EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------

      4.1        Registrant's 1997 Stock Plan.

      4.2        Form of Common Stock Purchase Options under the Registrant's 1997
                 Stock Plan.

      5.1        Opinion of Arter & Hadden re legality of securities.

     23.1        Consent of Arter & Hadden (Included in Exhibit 5.1).

     23.2        Consent of Corbin & Wertz.
